Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

STRATEGIC STORAGE GROWTH TRUST, INC. (SSGT) IN CONTRACT TO

ACQUIRE FOUR SELF STORAGE FACILITIES LOCATED IN TEXAS AND

COLORADO FOR $39 MILLION

After Closing, SSGT’s Current Portfolio Will Include

Approximately 8,460 Units and Approximately 980,000 Square Feet

SAN ANTONIO/KINGWOOD, Texas/AURORA, Colo. – November 23, 2015 – Strategic Storage Growth Trust, Inc. (SSGT), which is sponsored by SmartStop Asset Management, LLC, is in contract to acquire four self storage facilities totaling approximately $39 million, 279,700 net rentable square feet of storage space and 1,840 units. This portfolio consists of two self storage facilities located in San Antonio, Texas, one self storage facility located in Kingwood, Texas and one self storage facility located in Aurora, Colo.

“Our strategy is to add more high quality, growth oriented facilities into our portfolio and this acquisition is a perfect example,” said H. Michael Schwartz, chairman and CEO of SSGT.

The details of the Texas/Colorado portfolio are as follows:

•	8239 Broadway, San Antonio, TX: approximately 490 units, approximately 76,700 square feet.

•	875 E. Ashby Place, San Antonio, TX: approximately 440 units, approximately 83,400 square feet.

•	1671 North Park Dr., Kingwood, TX: approximately 470 units, approximately 60,100 square feet.

•	500 Laredo, Aurora, Colo: approximately 440 units, approximately 59,500 square feet.

This portfolio will offer climate controlled units, drive-up units and covered RV spaces.

About Strategic Storage Growth Trust, Inc. (SSGT)

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self-storage properties. The SSGT portfolio currently consists of nine self storage facilities located in five states comprising approximately 6,620 self-storage units and approximately 700,200 net rentable square feet of storage space.

About SmartStop Asset Management, LLC

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 31,000 self storage units and approximately 3.4 million rentable square feet. The company is the asset manager for 49 self storage facilities located throughout the United States and Canada. SmartStop Asset Management is the sponsor of SSGT and Strategic Storage Trust II, Inc. (SST II), a public non-traded REIT that focuses on stabilized self storage properties. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information is available at www.smartstopassetmanagement.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.